UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Arch Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on July 8, 2022, the Company entered into a Securities Purchase Agreement, dated July 6, 2022, as amended on January 18, 2023 and May 15, 2023, with certain institutional and accredited individual investors (collectively, the “Investors”), for the issuance and sale by the Company to the Investors of convertible promissory notes, warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), and shares of Common Stock (the “Convertible Notes Offering”). The first closing of the Convertible Notes Offering occurred on July 6, 2022 (the “First Closing”), the second closing of the Convertible Notes Offering occurred on January 18, 2023 (the “Second Closing”), and the third closing of the Convertible Notes Offering occurred on May 15, 2023 (the “Third Closing”).

On January 5, 2024, the Company entered into an amendment with the holders of the Company’s outstanding Senior Secured Convertible Promissory Notes (“Amendment No. 14 to the First Notes”), as amended on February 14, 2023, March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, and November 15, 2023 (as amended, the “First Notes”), issued in connection with the First Closing. On January 5, 2024, the Company also entered into an amendment with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes (“Amendment No. 14 to the Second Notes”), as amended on February 14, 2023, March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, and November 15, 2023 (as amended, the “Second Notes”), issued in connection with the Second Closing. On January 5, 2024, the Company also entered into an amendment (“Amendment No. 9 to the Third Notes” and, together with Amendment No. 14 to the First Notes and Amendment No. 14 to the Second Notes, the “Amendments to the 2022 Notes”) with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes, as amended on June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, and November 15, 2023 (as amended, the “Third Notes” and, together with the First Notes and Second Notes, the “2022 Notes”), issued in connection with the Third Closing.

Under the Amendments to the 2022 Notes, the 2022 Notes were amended to extend the date of the completion of an uplist to any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange, or NYSE American (such transaction, an “Uplist Transaction”) and to extend the respective maturity date of each of the 2022 Notes from January 6, 2024, to March 15, 2024.

As a result of the entry into the Amendments to the 2022 Notes, and pursuant to the terms of the Company’s outstanding Series 3B Convertible Promissory Notes (the “Series 3B Notes”), the Series 3B Notes were automatically amended to extend the date of completion of an Uplist Transaction from January 6, 2024, to March 15, 2024. Also, as a result of the entry into the Amendments to the 2022 Notes, and pursuant to the terms of the Company’s outstanding Series 2 Unsecured Convertible Promissory Notes, as amended on March 10, 2023, the Series 2 Note Amendment Termination Date set forth under Amendment No. 1 to the Series 2 Unsecured Convertible Promissory Notes was automatically amended to extend from January 6, 2024, to March 15, 2024.

The preceding descriptions of the Amendments to the 2022 Notes are qualified in their entirety by reference to the copies of the forms of Amendments to the 2022 Notes filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Form of Amendment No. 14 to the First Notes, dated January 5, 2024.
10.2	Form of Amendment No. 14 to the Second Notes, dated January 5, 2024.
10.3	Form of Amendment No. 9 to the Third Notes, dated January 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: January 11, 2024	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer